UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2020

Tapestry, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-16153	52-2242751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

    10 Hudson Yards, New York, New York 10001
(Address of Principal Executive Offices, and Zip Code)

        (212) 946-8400
Registrant’s Telephone Number, Including Area Code

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Obligation of a Registrant.

As previously disclosed, on October 24, 2019, Tapestry, Inc. (the “Company”) entered into a definitive credit agreement (the “Credit Agreement”) for a $900 million unsecured revolving credit facility with Bank of America, N.A., as administrative agent, the other agents party thereto, and a syndicate of banks and financial institutions.  A description of the Credit Agreement is included under Item 1.01 of Tapestry’s Current Report on Form 8-K filed on October 24, 2019, which is incorporated by reference in response to this Item 2.03.

At December 28, 2019, the Company had no borrowings and no letters of credit outstanding under the Credit Agreement.  On March 25, 2020, the Company elected to draw down $700 million in the aggregate under the Credit Agreement, to be funded on March 30, 2020 under the terms of the Credit Agreement.  Such borrowings under the Credit Agreement will bear interest at a rate per annum equal to a rate based on the rates applicable for deposits in the interbank market for U.S. Dollars or the applicable currency in which the loans are made (the “Adjusted LIBO Rate”) plus an applicable margin based on the Company’s ratio of (a) consolidated total debt to (b) consolidated EBITDAR (“Leverage Ratio”). The applicable margin for borrowings ranges from 0.805% to 1.225% per annum in the case of Adjusted LIBO Rate borrowings. Based on the Company’s current Leverage Ratio, the currently applicable interest rate margin is 1.015% for Adjusted LIBO Rate borrowings. Following the draw down, the Company had remaining borrowing capacity of $200 million under the Credit Agreement.

The Company elected to borrow under the Credit Agreement as a precautionary measure in order to increase its cash position and preserve financial flexibility in light of current uncertainty in the global markets resulting from the COVID-19 outbreak. The draw-down proceeds from the Credit Agreement are expected to be held on the Company’s balance sheet and may be used for general corporate purposes.

Item 7.01  Regulation FD Disclosure.

On March 26, 2020, Tapestry, Inc. (the “Company”) issued a press release. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibits are being furnished herewith:

99.1            Text of Press Release, dated March 26, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 26, 2020

TAPESTRY, INC.

By:	/s/ Todd Kahn
Todd Kahn
President, Chief Administrative Officer and Secretary

EXHIBIT INDEX

99.1                    Text of Press Release, dated March 26, 2020